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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the proxy statement and prospectus constituting part of the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Tellabs, Inc. of our report dated April 29, 1999 relating to the financial statements and financial statement schedules of NetCore Systems, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


                                                  /s/ PricewaterhouseCoopers LLP



PricewaterhouseCoopers LLP
Boston, Massachusetts
August 5, 1999